Exhibit 10.3

Annex to Contract of Employment

With effect from 01.10.1999, between

Franklin Electronic Publishers Deutschland GmbH

and

Mr. Walter Schillings

it is hereby agreed as follows:

1.	With retroactive effect from 11.03.1996, Mr. Schillings is hereby exempted from any obligation to pay social security contributions. Consequently, the obligation of Franklin GmbH to pay the employer’s social insurance contribution no longer applies since 11.03.1999.

2.	Employer’s contributions for the period 11.03.1996 to 30.09.1999 amounting of DM 45.991,– shall be reimbursed to the benefit of Mr. Schillings by single premium. The maturity of the single premium is the 15.12.1999.

3.	A compensation for discontinuance of the employer’s social contributions as from 01.10.1999 will be paid to Mr. Schillings.

The compensatory amount shall comprise the social Insurance contributions according to the earnings threshold for contributions assessment of presently DM 8,500.00 (state pension scheme and unemployment insurance) and according to the annual earnings ceiling of DM presently 6,350.00 monthly (statutory health insurance and compulsory nursing insurance):

–	state pension scheme
	9.75%	DM 828.75

–	unemployment insurance
	3.25%	DM 276.25

–	health insurance
	6.7%	DM 427.12

–	nursing insurance
	0.85%	DM 54.19

4.	In the event that the earnings threshold for contributions assessment, the annual earnings ceiling and / or the contribution rates are amended, the basic salary shall be amended accordingly.

5.	The compensatory amount of October to december 1999 is paid by a single premium. This single premium is due on 15.12.1999. The compensatory amounts from 01.01.2000 onwards will be paid monthly according to the ordinary salary.

6.	Such basic salary increases shall be applicable

and shall continue to apply for as long as Franklin GmbH is released from paying employer’s social insurance contributions for Mr. Schillings.

den : 1.10.1999

/s/	/s/ Walter Schillings
Franklin Electronic Publishers (Deutschland) GmbH	Walter Schillings

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